UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to § 240.14a-12

Education Realty Trust, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EDUCATION REALTY TRUST, INC.
2015 ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2015

SUPPLEMENTAL INFORMATION

Explanatory Note

The following information set forth in this supplement (the “Supplement”) relates to disclosures contained in the “Compensation Discussion and Analysis” section of the definitive proxy statement (the “Proxy Statement”) of Education Realty Trust, Inc. (the “Company”), dated April 6, 2015. The Proxy Statement was furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for the 2015 Annual Meeting of Stockholders and any adjournment or postponement thereof, to be held at the Company’s headquarters at 999 South Shady Grove Road, Memphis, Tennessee 38120, on Wednesday, May 20, 2015, at 9:00 a.m. Central Standard Time. All capitalized terms used in the Supplement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. The Supplement is being filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The information under “Potential Payments Upon Termination or Change in Control” on page 42 of the Proxy Statement is hereby amended and supplemented by adding the following information, such information which is also available in each respective NEO’s employment agreement that has been previously filed with the Commission.

As disclosed in the Proxy Statement, pursuant to the terms of the relevant LTIP and award agreements, if a participant’s employment is terminated prior to the end of the performance period for any performance-based equity award, the award is forfeited and no payments will be made, except as follows:

•
if employment is terminated in connection with death or disability, the Compensation Committee will determine the number of shares that are eligible to vest based on the Company’s performance at the time of termination and multiply the number of eligible shares by 0.3333 (if the event occurs in the first year of the performance period), 0.6667 (if the event occurs in the second year of the performance period) or 1.0 (if the event occurs in the third year of the performance period); or

•
a change of control, the Compensation Committee will determine the number of shares that are eligible to vest based on the Company’s performance at the time of the change of control and multiply the number of eligible shares by 0.3333 (if the event occurs in the first year of the performance period), 0.6667 (if the event occurs in the second year of the performance period) or 1.0 (if the event occurs in the third year of the performance period).

Notwithstanding anything to the contrary in the LTIP agreements, pursuant to each NEO’s employment agreement, upon a change of control, each NEO’s outstanding and unvested equity-based awards, including performance-based awards granted under the LTIP, will vest and become immediately exercisable and unrestricted, regardless of whether the applicable three-year performance period has ended.

The following table reflects the revised estimated potential payments to each NEO for “Vesting of Stock Awards after a Change in Control” compared to the amounts of such payments as were previously presented in the fourth column (“Termination without Cause or for Good Reason – After Change in Control”) of the table set forth on pages 42 and 43 of the Proxy Statement. No other amounts in such table as previously presented are impacted.

	Vesting of Stock Awards after a Change in Control
NEO	Previous Amount Disclosed	Revised Amount
Randy Churchey	$2,100,578	$3,331,503
Thomas Trubiana	1,199,895	1,919,786
Edwin B. Brewer, Jr.	43,908	43,908
Christine Richards	438,743	674,059
J. Drew Koester	138,892	215,731

Except as specifically amended by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of the Supplement, all references to the “Proxy Statement” refer to the Proxy Statement as supplemented hereby.